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                      [Langford de Kock & Co. Letterhead]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-59909) of our reports dated January 11, 1999, on our audits of the financial statements and financial statement schedules of Bureau Van Dijk Computer Services, Inc. We also consent to the references to the firm under the captions "Experts" and "Selected Financial Data."


/s/ Langford de Kock & Co.

Langford de Kock & Co.
January 29, 1999






               AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                      MEMBER OF THE SEC PRACTICE SECTION

     1100 South Tower, 225 Peachtree Street, N.F.., Atlanta, Georgia 30303
                    Telephone 404/525-2600 Fax 404/557-4947